Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Pre-effective Amendment No. 1 to Form S-1 of our report dated March 11, 2024, with respect to the consolidated financial statements of Wisconsin Mutual Bancorp, MHC and Subsidiaries as of December 31, 2022, and 2023, and for the years then ended, and to the reference to us under the heading “Experts” in the Registration Statement.

Cleveland, Ohio

April 22, 2024